40332-1
                                                                   TIAA RE #1989


                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS



     THIS PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS ("Agreement") is made as of the 26th day of July, 2002, by and between Teachers Insurance and Annuity Association of America, a New York corporation, with its offices at 730 Third Avenue, New York, New York 10017 ("Seller") and Bedford Property Investors, Inc., a Maryland corporation, with an office at 270 Lafayette Circle, Lafayette, CA 94549 ("Purchaser").


                                    RECITALS

     A. Seller owns the real property commonly known as Ringwood Court located in San Jose, California, as more particularly described in Exhibit A attached hereto and incorporated herein (the "Land"). The improvements and associated parking areas located on the Land are the "Improvements". The
     Land and the Improvements are collectively, the "Real Property".


     B. The Land, the Improvements and all of Seller's rights, privileges, easements and appurtenances to the Land, all personal property and equipment to be conveyed by Seller hereunder and fixtures owned by Seller and located on the Real Property, and all Intangible Property owned by Seller and used in connection with the operation of the Real Property is the "Property."

     C. Purchaser desires to purchase the Property from Seller, and Seller desires to sell the Property to Purchaser, on the terms and conditions set forth in this Agreement.


     NOW, THEREFORE, in consideration of the Recitals set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as set forth below.

                                    ARTICLE I

                                  DEFINED TERMS


      Unless the context otherwise requires, or a term is defined elsewhere in this Agreement, the defined terms set forth below will have the meanings set forth below.

     1.1 Assignment and Assumption Agreement. The term "Assignment and Assumption Agreement" means an agreement in the form attached hereto as Exhibit B.

     1.2 Business Day. The term "Business Day" means any day other than a Saturday or Sunday or legal holiday in the State of California.

     1.3  Cash.  The term "Cash"  means (i) currency of the United
     States of America; (ii) cashier's check(s) currently dated and payable to Escrow Agent or Seller, as required under this Agreement, drawn and paid through a California banking institution, tendered to Escrow Agent or Seller, as required under this Agreement at least one additional Business Day before funds are required to be available in Escrow; or (iii) an amount credited by wire transfer into Escrow Agent's or Seller's bank account as required under this Agreement.

     1.4 Close of Escrow or Closing. The terms "Close of Escrow" or "Closing" mean the consummation of the purchase of the Property by Purchaser from Seller and the recordation of Seller's Grant Deed in accordance with the terms and provisions of this Agreement.

     1.5 Closing Date. The term "Closing Date" means the date on which the Closing will be held for the sale of the Property as set forth in Section 2.2 of this Agreement.

     1.6 Contracts. The term "Contracts" means any contracts relating to the operation of the Property other than the Leases, including without limitation, furniture and equipment leases, property management agreements, service agreements, maintenance contracts, landscape contracts, and rental listing and marketing agreements, the term of which extends beyond midnight on the day preceding the Closing Date.

     1.7 Deposit. The term "Deposit" means the Deposit described in Section 2.1.1 of this Agreement.

     1.8 Due Diligence Period. The term "Due Diligence Period" means the period beginning on the Effective Date and terminating on the date which is 30 days (or if such date is not a Business Day, the next Business Day) after the Effective Date.

     1.9 Effective Date. The term "Effective Date" means the date set forth on the first page of this Agreement.

     1.10 Escrow. The term "Escrow" means the escrow opened by Escrow Agent pursuant to the terms of this Agreement.

     1.11 Escrow Agent. The term "Escrow Agent" means First American Title Insurance Company, 1850 Mt. Diablo Blvd., Suite 300, Walnut Creek, CA 94596, Attention: Pamela Nicolini, Fax No. (925) 927-2180.

     1.12 Hazardous Materials. The term "Hazardous Materials" means any substance, material or waste which is or becomes (i) regulated by any local or regional governmental authority, the State of California or the United States Government as a hazardous waste; (ii) is defined as a "solid waste," "sludge," "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "Non-RCRA hazardous waste," "RCRA hazardous waste," "recyclable material," under any federal, state or local statute, regulation, or ordinance, including, without limitation, Sections 25115, 25117, 25117.9, 25120.2, 25120.5 or 25122.7,
     25140, 25141 of the California Health and Safety Code; (iii) defined as a "Hazardous Substance" under Section 25316 of the California Health and Safety Code; (iv) defined as a "Hazardous Material," "Hazardous Substance," or "Hazardous
     Waste" under Section 25501 of the California Health and Safety Code; (v) defined as a "Hazardous Substance" under Section
     25281 of the California Health and Safety Code; (vi) asbestos; (vii) petroleum products, including, without limitation, petroleum, gasoline, used oil, crude oil, waste oil and any fraction thereof, natural gas, natural gas liquefied, methane gas, natural gas, or synthetic fuels,
     (viii) materials defined as hazardous or extremely hazardous pursuant to the California Code of Regulations; (ix) pesticides, herbicides and fungicides; (x) polychlorinated biphenyls; (xi) defined as a "Hazardous Substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section
     1251 et seq.); (xii) defined as a "Hazardous Waste" pursuant to Section 1004 of the Federal Resource Conservation and
     Recovery Act, 42 U.S.C. Section 6901 et seq., (xiii) defined as a "Hazardous Substance" or "Mixed Waste" pursuant to
     Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., and regulations promulgated thereunder; (xiv) defined as a "Hazardous Substance" pursuant to Section 401.15 of the Clean Water Act, 40 C.F.R. 116; (xv) defined as an "Extremely Hazardous Substance" pursuant to Section 302 of the Superfund Amendments and Reauthorizations Act of 1986,
     42 U.S.C. Section 11002 et seq; or (xvi) defined as "medical waste" pursuant to Section 25023.2 of the California Health and Safety Code, Chapter 6.1 (Medical Waste Management Act).

     1.13 Intangible Property. The term "Intangible Property" means the Contracts, all assignable warranties and guarantees issued in connection with the Improvements or Personal Property and all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely with respect to the Land or Improvements, as further described in the Assignment and Assumption Agreement.

     1.14 Leases. The term "Leases" means the lease(s) more particularly described in Exhibit J.


     1.15 Natural Hazard Disclosure Statement. The term "Natural Hazard Disclosure Statement" means the disclosure statement in substantially the form set forth in Exhibit C attached hereto to be provided from Seller to Purchaser pursuant to Section 5.3 of this Agreement.

     1.16 Opening of Escrow. The term "Opening of Escrow" means the date Escrow Agent executes the Consent of Escrow Agent attached hereto.

     1.17 Personal Property. The term "Personal Property" means any furniture, fixtures, machinery, apparatus and equipment currently owned by Seller and used in the operation, repair and maintenance of the Land and Improvements and situated thereon, subject to any deletions, replacements and additions in the ordinary course of Seller's business during the Escrow.

     1.18 Property. The term "Property" shall have the meaning set forth in Recital B of this Agreement.

     1.19 Property Documents. The term "Property Documents" means the documents relating to the Property described in Section 3.1 below.

     1.20 Purchase Price. The term "Purchase Price" means the total consideration to be paid by Purchaser to Seller for the purchase of the Property as set forth in Section 2.1 of this Agreement.


     1.21 Title Company. The term "Title Company" means First American Title Insurance Company.


                                    ARTICLE 2

                       SALE OF PROPERTY AND PURCHASE PRICE




     2.1 Purchase Price. The Purchase Price for the Property shall be FORTY MILLION AND 00/100 Dollars ($40,000,000). The
     Purchase Price shall be payable as set forth below.


          2.1.1 Buyer's Deposit. Upon the Opening of Escrow, Purchaser shall deliver to Escrow Agent Cash in the amount of THREE
          HUNDRED THOUSAND and 00/100 Dollars ($300,000) (the
          "Deposit"). Purchaser's failure to deliver to Escrow Agent its Notice of Approval shall entitle Seller to terminate this Agreement and if Seller so terminates this Agreement, Seller shall be entitled to receive the Deposit
          (together with interest accrued thereon) as liquidated damages for Purchaser's default under this paragraph 2.1.1, in which case, neither Seller nor Purchaser shall have any further rights or obligations hereunder, except those which expressly survive the termination hereof. Escrow Agent shall place the Deposit in an interest-bearing account for the benefit of Purchaser. The Deposit shall be applicable to the Purchase Price. Upon Purchaser's delivery of a Notice of Approval, the Deposit shall be nonrefundable to Purchaser unless otherwise specifically provided in this Agreement.

          2.1.2 Balance Due at Close. Purchaser shall deposit at least one (1) Business Day prior to the Close of Escrow, Cash in the amount of the Purchase Price less the Deposit, subject to prorations under Section 8.1.

     2.2 Closing Date. Escrow shall close on the date which is 15 days (or if such date is not a Business day, then the next Business Day) after the last day of the Due Diligence Period. ("Closing Date").

     2.3 Opening of Escrow. Within two (2) Business Days after execution of this Agreement, Purchaser and Seller shall open Escrow by delivering three originals of this Agreement executed by them to Escrow Agent. Upon receipt thereof, Escrow Agent shall execute the Consent of Escrow Agent attached hereto and return one (1) fully executed original of this Agreement and the Consent to each of Purchaser and Seller.


                                ARTICLE  3

                           DUE DILIGENCE PERIOD


     3.1 Review and Approval of Documents and Materials. Within 5 business days after the Effective Date, Seller shall deliver to Purchaser or otherwise make available for Purchaser's inspection, the documents and materials respecting the Property in Seller's possession (other than proprietary or privileged information), which includes a list or description of any personal property to be conveyed (the "Property Documents").

     3.2 Due Diligence Period. Purchaser shall have the right during the Due Diligence Period to analyze the feasibility of the acquisition and ownership of the Property and determine, in Purchaser's sole and absolute discretion, that the Property is suitable for acquisition by Purchaser. During the Due Diligence Period, Purchaser shall have the right to review and analyze the impact on the Property of any and all applicable government ordinances, rules and regulations, the effect of any pending or threatened governmental actions pertaining to the Property and review and analyze other matters Purchaser deems relevant in Purchaser's sole and absolute discretion, including the economic and marketing feasibility of the Property. Purchaser's analysis and inspection of the Property shall include, but not be limited to, all zoning and land use matters relating to the Property, all environmental aspects of the Property, and performance by Purchaser or on Purchaser's behalf of surveys and Phase I environmental studies with respect to the Property. Notwithstanding the foregoing, if Purchaser wishes to engage in a Phase II environmental study or other environmental study or other testing or sampling of any kind with respect to soils or groundwater or other studies which would require test boring of or other intrusions into the Property, or which testing might otherwise damage or disturb any portion of the Property, Purchaser shall obtain Seller's prior consent thereto, which consent shall be in Seller's reasonable discretion, and Purchaser shall execute an agreement with Seller pertaining to such study in form and content satisfactory to Seller in Seller's reasonable discretion. To the extent
     Seller approves of any such testing, Purchaser shall be responsible for, and shall dispose of, all such test samples in accordance with applicable law at no cost or liability to Seller.

     3.3 Notice of Approval or Disapproval. If Purchaser approves of its feasibility studies during the Due Diligence Period, Purchaser shall deliver to Seller and Escrow Agent, prior to the expiration of the Due Diligence Period written notice of approval
     ("Notice of Approval"). If, for any reason, Purchaser determines within the Due Diligence Period that, it is not feasible for Purchaser to acquire and own the Property, Purchaser may terminate this Agreement and cancel Escrow by delivering written notice of cancellation ("Notice of Cancellation") to Escrow
     Agent and Seller prior to the expiration of the Due Diligence
     Period. Upon receipt of such notice, Escrow Agent shall immediately refund Purchaser's Deposit, along with any accrued interest thereon, to Purchaser. The failure of Purchaser to deliver a Notice of Cancellation or Notice of Approval prior to the termination of the Due Diligence
     Period shall constitute Purchaser's disapproval of its feasibility studies (and a deemed Notice of Cancellation).
     Subject to Purchaser's rights under Section 4.1.1, Purchaser's delivery of a Notice of Approval shall constitute unconditional approval of all aspects of the Property. Any Notice of Approval must be unconditional or it will be deemed void.

     3.4  Confidentiality.  Except as provided below, the
     documents   and   information  made   available   to
     Purchaser  by  Seller under this Agreement  and  the
     results  of  any environmental testing performed  by
     Purchaser   should  not  be  released  or  disclosed
     without  the prior written consent of Seller  unless
     and  until  the  Closing occurs hereunder.   In  the
     event  the  Closing does not occur, Purchaser  shall
     keep   all  information  relating  to  the  Property
     confidential  and return all Property  Documents  to
     Seller,  unless such information is or becomes  part
     of  the  public domain through no fault of Purchaser
     or     its     representatives    or    consultants.
     Notwithstanding  the foregoing, Purchaser  shall  be
     entitled   to  disclose  such  information   without
     Seller's  consent to persons with a legitimate  need
     for  such  information such as consultants, lenders,
     investors  and  attorneys who are  involved  in  the
     transactions contemplated by this Agreement provided
     that  Purchaser  advises all  recipients  that  such
     information   is  subject  to  the  requirement   of
     confidentiality.   Upon the  Close  of  Escrow  with
     respect   to   the   Property,  the  confidentiality
     obligation set forth in this Section shall be of no further force or effect. If the Closing does not occur, Purchaser shall be responsible to Seller for any and all Claims (as defined in Section 6.3 below) arising from or relating to Purchaser's unauthorized disclosure of any such information.


                                 ARTICLE 4

                  CONDITIONS PRECEDENT TO CLOSE OF ESCROW


     4.1  Conditions Precedent.  This Agreement and the
     obligations  of  the  parties  hereunder  shall   be
     subject  to satisfaction or waiver (by the party  in
     whose   favor  the  condition  precedent  has   been
     established)   of   all  the  conditions   precedent
     contained in this Article 4.

          4.1.1 Review of Preliminary Report. On or before the expiration of the Due Diligence Period, Purchaser shall review all title and survey matters affecting the Property, including those items  set forth in Exhibit D attached  hereto,
          and  as  set forth in a Preliminary Report  for
          the   Real  Property  to  be  issued  by  Title
          Company, together with copies of all recorded documents (collectively "Preliminary Report")
          and deliver any objections with respect to matters raised therein. If Purchaser does not deliver its objections as contemplated above, Purchaser shall be deemed to have approved the matters in the Preliminary Report and Exhibit
          D. If any title exceptions are recorded against the Real Property before the Close of
          Escrow  in  addition  to  those  specified   in
          Exhibit D and the Preliminary Report, the Title Company shall issue a supplemental preliminary report ("Supplemental Report") and Purchaser shall have the right to review and approve such
          items.   Purchaser  shall  deliver  notice   of
          approval or disapproval of matters set forth in
          any    Supplemental   Report,   within    three
          (3)   Business  Days  after  receipt   of   the
          Supplemental  Report ("Title  Review  Notice").
          If Purchaser does not deliver a Title Review Notice within such time period, Purchaser shall be deemed to have disapproved the applicable Supplemental Report. If Purchaser delivers (or
          is   deemed   to  have  delivered)  notice   of
          disapproval    (whether   relative    to    the
          Preliminary Report or the Supplemental Report), Seller shall deliver notice if Seller elects to
          cure   the  disapproved  items,  within   seven
          (7)  Business  Days of receipt  of  Purchaser's
          notice.   If  Seller fails to  deliver  notice,
          Seller  shall be deemed to have elected not  to
          cure  the  disapproved item.  If Seller  elects
          not   to   cure  the  disapproved  item,   then
          Purchaser  shall  have five (5)  Business  Days
          after  the  delivery  of  Seller's  notice   of
          election not to cure the disapproved item or failure to deliver such notice to either waive
          its   prior   disapproval  or  terminate   this
          Agreement.  Unless Purchaser delivers notice of
          its  election  to  waive its prior  disapproval
          within   such  period,  this  Agreement   shall
          terminate and Purchaser shall be entitled to a refund of the Deposit, and each party shall thereafter be released from its obligations under this Agreement except for obligations contained in provisions that expressly survive termination. If a Supplement Report is issued and Purchaser delivers a Title Review Notice to Seller less than fifteen (15) days before the Closing Date, then the Closing Date shall be extended to a date which shall be fifteen (15)
          days after delivery of the Title Review Notice by written notice of extension to Escrow Agent at the election of either Purchaser or Seller. Notwithstanding the foregoing provisions of this paragraph, Seller shall be required to remove by payment, bonding or otherwise: (i) any mortgages encumbering the Premises and (ii) any monetary lien which can be cured by the payment of a liquidated sum of money; provided, that, in no event shall Seller be obligated to remove any lien, which individually or in the aggregate would require the expenditure of monies in excess of $25,000, pursuant to this clause (ii).

          4.1.2     Title Policy.  Escrow Agent shall be
          unconditionally committed to procure  from  the
          Title    Company   an   American   Land   Title
          Association ("ALTA") Standard Owner's Policy of
          title insurance, for the Real Property, with  a
          liability  limit in the amount of the  Purchase
          Price   and   insuring  fee  title  vested   in
          Purchaser   (the  "Title  Policy").   Purchaser
          shall not have the right to object to and shall
          accept  title to the Real Property subject  to:
          (a)  any  restrictions or regulations affecting
          the  Property as to building upon or using  the
          Property  by  virtue of any law, ordinance,  or
          other  lawful action of any municipal or  other
          public authority now or hereafter adopted or in
          force;  (b)  all notes or notices of violations
          of  law  or  municipal ordinances,  orders,  or
          requirements   noted  in  or  issued   by   the
          Departments  of  Housing and  Buildings,  Fire,
          Labor,  Health,  or  other  State,  County   or
          Municipal Department as well as by the  Federal
          or State Environmental Protection Agency having
          jurisdiction against or affecting the  Property
          on   the  date  hereof;  (c)  rights,  if  any,
          acquired by any utility company to maintain and
          operate  lines, wires, cables and  distribution
          boxes   in,   over,  and  upon  the   Property;
          provided,  that,  the same  do  not  materially
          adversely  affect the present use of  the  Real
          Property  ;  (d)  any state of facts  which  an
          accurate survey may show; provided, the same do
          not materially adversely affect the present use
          of  the real Property;  (e) rights, options and
          claims  of  the tenants under the  Leases;  (f)
          rights   and   claims  of  any  subtenants   or
          sublessees  or  any other party in  possession;
          (g)   general  and  special  taxes  and   sewer
          charges, provided the same are not yet due and payable, (h) the items approved by Purchaser pursuant to Section 4.1.1 of this Agreement;
          and (i) any items caused or permitted to be placed of record by Purchaser. The foregoing items in (a) through (i) are referred to as the "Permitted Exceptions".

          4.1.3 Due Diligence Period. Purchaser shall have approved its investigations during the Due
          Diligence Period.

          4.1.4 Seller's Performance. Seller shall have performed all of its obligations and made all deliveries required to be performed or made as of the Close of Escrow, and all of Seller's representations and warranties contained herein shall be true and correct in all material respects on the Closing Date.

          4.1.5 Purchaser's Performance. Purchaser shall have performed all of its obligations and made all deliveries required to be performed or made
          as   of  the  Close  of  Escrow,  and  all   of
          Purchaser's   representations  and   warranties
          contained herein shall be true and correct in all material respects on the Closing Date.

          4.1.6     Tenant Estoppels.   Purchaser shall have
          received executed tenant estoppel certificates from each of the tenants under the Leases either in the form attached hereto as Exhibit E or in the form such tenant is obligated to deliver under its lease (subject to (a) non-material modifications thereof, (b) such tenant making note of items which constitute Permitted Encumbrances or which Seller otherwise agrees to discharge and (c) modifications thereof to conform the same to Leases or other information delivered to Purchaser or made available for its review prior to Closing). Notwithstanding the inclusion of paragraph 4 in the form of estoppel certificate attached hereto as Exhibit
          E, Purchaser acknowledges and agrees that such paragraph shall not be a required item for an
          acceptable   estoppel  certificate   hereunder.
          Accordingly, Purchaser shall not have the right
          to  object to any modifications to paragraph  4
          of the form of estoppel certificate or the failure of the tenants to include such item in
          their  executed  estoppel certificate.   Seller
          shall   request  and  shall  use   commercially
          reasonable  efforts  to  obtain  the   estoppel
          certificates required hereunder, however, the failure to obtain such estoppels shall not be a default by Seller but rather Seller's failure to satisfy a condition precedent to Closing.


                                 ARTICLE 5

                         COVENANTS AND AGREEMENTS


     5.1 Cooperation. Purchaser and Seller acknowledge that it may be necessary to execute documents other than those specifically referred to herein in order to complete the acquisition of the Property. Purchaser and Seller hereby agree to cooperate with each other
     by executing such other documents or taking such other action as may be reasonably necessary in
     accordance  with  the  intent  of  the  parties   as
     evidenced by this Agreement.

     5.2  Entry Onto Property.

     5.2.1     Right to Enter
     .  Provided Purchaser has delivered to Seller a
     certificate   of   insurance   satisfying   the
     requirements set forth in Section 5.2.3  below,
     Purchaser     and    Purchaser's     employees,
     contractors, and agents ("Purchaser's  Agents")
     shall  have  the  right,  upon  at  least   one
     (1)  Business  Day  prior  written  notice   to
     Seller,   to   enter  onto  the   Property   at
     reasonable  times for the purpose of conducting
     soil  tests  and tests for Hazardous Materials,
     inspecting   the   Property,   and   performing
     engineering  and surveying studies and  showing
     the  Property  to prospective lenders,  tenants
     and  investors.  Any such right of entry  shall
     be   subject  to  the  terms  of  any   Leases.
     Purchaser  shall (a) perform all work permitted
     under this Agreement in a safe and professional
     manner;   (b)   not  allow  any  dangerous   or
     hazardous  condition created  by  Purchaser  or
     Purchaser's  Agents  to  continue  beyond   the
     completion  of  said studies  and  inspections;
     (c)   comply  with  all  applicable  laws   and
     governmental  regulations and  any  instruction
     deemed  reasonably  necessary  by  Seller;  and
     (d)  obtain all permits required to be obtained
     by  any governmental agencies and pay any fees,
     costs, charges and expenses in connection  with
     the   issuance   of  such  permits.    If   the
     transaction contemplated by this Agreement does
     not  close,  Seller shall have  the  option  to
     require  Purchaser, forthwith after termination
     of   this  Agreement,  at  its  sole  cost  and
     expense,   to  repair  any  damage  caused   by
     Purchaser  and/or  Purchaser's  Agents  to  the
     Property  in  order to return the  Property  to
     materially  the  same  physical  condition   as
     existed  prior  to  entry on  the  Property  by
     Purchaser  and/or Purchaser's Agents.   In  the
     event that Purchaser fails to repair any damage
     it   has   caused  to  the  Property   to   the
     satisfaction   of  Seller  and   such   failure
     continues  for  ten  (10)  days  after  written
     notice  thereof  from Seller, then  Seller  may
     perform  such  repair  on behalf  of  Purchaser
     without any liability to Purchaser for any loss
     or   damage  by  reason  therefor,   and   upon
     completion,   Purchaser  shall   pay   Seller's
     reasonable  costs for making such repairs  plus
     ten  percent (10%) of such costs for  overhead.
     Any   amounts   due  hereunder  shall   include
     interest from the date of notice thereof to Purchaser of the costs incurred by Seller at the rate of ten percent (10%) per annum, but in no event shall the interest rate exceed the maximum rate allowed by law.

     5.2.2 Indemnity to Seller . Purchaser shall indemnify, protect, defend (with legal counsel reasonably acceptable to
     Seller)
     and   hold   Seller   and  Seller's   partners,
     officers,
     shareholders, beneficiaries, trustees, agents,
     employees, successors and assigns harmless from
     any
     and all claims or actions and actual costs,
     expenses, damages and liabilities relating to
     Purchaser's or Purchaser's Agents'  entry  onto
     the
     Property (including, but not limited to, claims
     of
     mechanics liens and reasonable attorneys' fees)
     and
     from and against all actual costs, reasonable
     attorneys'   fees,  expenses  and   liabilities
     incurred
     in  connection with such claims or any  actions
     or
     proceedings brought thereon and any costs or
     expenses,  including attorneys' fees,  incurred
     by
     Seller  in  connection with the enforcement  of
     this
     indemnification  provision.   Except  for   the
     purposes
     specifically  set forth above, Purchaser  shall
     not be
     permitted   to  enter  onto  the  Property   to
     complete any
     work,  without  the  prior written  consent  of
     Seller,
     which  consent may be unreasonably withheld  by
     Seller
     and   may   be   conditioned  upon  Purchaser's
     execution of
     any other agreements relating to such entry deemed reasonably necessary by Seller. Purchaser's covenants in this Section 5.2.2 shall survive the termination of this Agreement.

     5.2.3     Insurance .  During any period of entry upon
     the Property, Purchaser shall maintain, with
     insurance companies acceptable to Seller, the
     following insurance:  Worker's Compensation
     Insurance as required by law and Employer's
     Liability   Insurance;  Comprehensive   General
     Liability
     or Commercial General Liability insurance, with
     limits of not less than One Million Dollars
     ($1,000,000) combined single limit and not less
     than
     Two Million Dollars ($2,000,000) on a general
     aggregate basis, for bodily injury, death and
     property damage and Excess (umbrella) Liability
     insurance with limits not less than $5,000,000.
     Each policy of insurance shall name Seller  and
     any
     other affiliate or subsidiary to which this
     Agreement   may  be  assigned  by   Seller   as
     additional
     insureds.   Further, each policy  of  insurance
     shall
     state that such policy is primary and
     noncontributing with any insurance carried by
     Seller.   Such policy shall contain a provision
     that
     the naming of the additional insured shall not
     negate  any right the additional insured  would
     have
     had  as  a claimant under the policy if not  so
     named
     and shall contain severability of interest and
     cross-liability   clauses.    A    certificate,
     together
     with any endorsements to the policy required to
     evidence the coverage which is to be obtained
     hereunder,  shall be delivered to Seller  prior
     to the
     entry   onto  the  Property  by  Purchaser   or
     Purchaser's
     Agents.    The   certificate  shall   expressly
     provide
     that no less than thirty (30) days prior written notice shall be given Seller in the event of any material alteration to or cancellation of the coverages evidenced by said certificate. A renewal certificate for each of the policies required in this Section shall be delivered to Seller not less than thirty (30) days prior to the expiration date of the term of such policy. Any policies required by the provisions of this Section may be made a part of a blanket policy of insurance with a "per project, per location endorsement" so long as such blanket policy contains all of the provisions required herein and does not reduce the coverage, impair the rights of the other party to this Agreement or negate the requirements of this Agreement.

     5.3  Natural Hazard Disclosure Statement.  As used
     herein,  the  term "Natural Hazard Area"  shall
     mean
     those  areas identified as natural  hazards  in
     the
     Natural   Hazard  Disclosure  Act,   California
     Government
     Code Sections 8589.3, 8589.4, and 51183.5, and
     California   Public  Resources  Code   Sections
     2621.9,
     2694,  and 4136, and any successor statutes  or
     laws
     (the "Act").  At least 3 business days prior to
     the
     expiration of the Due Diligence Period,  Seller
     shall
     provide   Purchaser  with  a   Natural   Hazard
     Disclosure
     Statement    ("Disclosure    Statement")     in
     substantially
     the form attached hereto as Exhibit C and
     incorporated   herein   by   this    reference.
     Purchaser
     acknowledges  that the Disclosure Statement  is
     being
     delivered pursuant to the Act.  Purchaser
     acknowledges and agrees that nothing  contained
     in
     the    Disclosure   Statement   shall   release
     Purchaser
     from its obligation to fully investigate the
     condition of the Property, including, without
     limitation, whether the Property is located  in
     any
     Natural Hazard Area and that Purchaser has the
     expertise  to  perform such investigations  and
     has
     agreed  to  do  so  under  the  terms  of  this
     Agreement.
     Purchaser further acknowledges and agrees  that
     the
     matters  set forth in the Disclosure  Statement
     may
     change  on or prior to the Close of Escrow  and
     that
     Seller has no obligation to update, modify, or
     supplement the Disclosure Statement.  Purchaser
     shall
     be   solely   responsible  for  preparing   and
     delivering
     its own Natural Hazard Disclosure Statement to
     subsequent   prospective  purchasers   of   the
     Property.

     5.3.1 Waiver of Natural Hazard Disclosure Statement . In the event that, prior to the Close of Escrow, the Act is modified to provide either that (i) disclosure of Natural Hazard Areas is not required in the transfer of commercial property like the Property or
     (ii)
     a Purchaser of commercial property like Purchaser can waive the disclosure of Natural Hazard Areas under the
     Act,  then Seller may elect not provide the  Natural
     Hazard
     Disclosure Statement to Purchaser, and Purchaser hereby knowingly, voluntarily, and intentionally waives its right to disclosure of Natural Hazard Areas found in the
     Act.

     5.4  Actions to Dispossess.    Seller shall have the
     right  through  the expiration of the Due  Diligence
     Period
     to  institute summary proceedings or other action(s)
     to
     dispossess  (an "Action to Dispossess") against  any
     tenant
     under  a  Lease on any default or failure to perform
     by any
     such  tenant.   In  the event Seller  institutes  an
     Action to
     Dispossess  as aforesaid, Seller shall  give  prompt
     notice
     thereof  to Purchaser.   Seller shall not  institute
     an
     Action  to  Dispossess from and after the expiration
     of the
     Due Diligence Period, without the consent of the
     Purchaser, which shall not be unreasonably withheld,
     conditioned or delayed.  It is understood and agreed
     that
     no   representations   have   been   made   and   no
     responsibility
     is assumed by Seller with respect to the continued occupancy of the Property or any part thereof under any
     Lease by any tenant or subtenant or subtenants now or hereafter in possession.

     5.5  Rents.  Seller shall be entitled to all rents,
     including estimated amounts collected in respect of
     operating expenses ("Rents") for the period prior to
     the
     Closing and Purchaser shall be entitled to all Rents
     accruing  for  the  period after the  Closing.   All
     collected
     Rents and other payments from the tenants under the

     Leases   shall  be  prorated  as  of  the   Closing.
     Purchaser
     shall receive a credit for all prepaid Rents, if any, paid by the tenants under the Leases. If after the Closing Date, Purchaser collects Rents or other charges in arrears as of the Closing Date, such Rents shall be applied first to the month in which the Closing occurred, then in payment of all amounts due for the period after the month in which the Closing occurred and then in payment of all amounts due for the period prior to the month in which the Closing occurred. Purchaser and Seller agree that except as specifically set forth above, no further adjustment or proration of Rents will be made.
     The provisions of this Section 5.5 shall survive the Closing.

     5.6 Tenant Inducement Costs. Seller agrees that it shall be responsible for the payment of all Tenant Inducement Costs (as hereinafter defined) which become due and payable (whether before or after the Closing
     Date)  arising  from, related to, or  in  connection
     with the
     existing term of the Leases in effect as of the date hereof ("Seller's TIC's") and at Closing, shall provide
     Purchaser  with a credit against the Purchase  Price
     for
     all  Seller's TIC's.  Purchaser agrees that it shall
     be
     responsible  for  the payment  of:  (i)  all  Tenant
     Inducement
     Costs and leasing commissions which become due and payable (whether before or after the Closing Date) arising from, relating to or in connection with any new
     Leases or any renewal agreements, modifications, amendments, expansion agreements or other agreements relating to the existing Leases or any such new Leases entered into between the date hereof and the Closing
     Date
     and (ii) all Tenant Inducement Costs and leasing commissions which become due and payable (whether before or after the Closing Date) arising from, relating to
     or
     in connection with any renewal, expansion or other options contained in the existing Leases (or in any new
     Leases  or  any other agreement described in  clause
     (i)
     above which are exercised (or not exercised i.e  the
     lapse
     of  a  tenant right of termination) on or after  the
     date
     hereof).   If  as of the Closing Date, Seller  shall
     have
     paid   any   Tenant  Inducement  Costs  or   leasing
     commissions
     for  which  Purchaser  is responsible  ("Purchaser's
     TIC's")
     pursuant to the foregoing, Purchaser shall reimburse Seller for same at Closing. Purchaser hereby agrees to
     (i) assume, (ii) release Seller from and (iii) indemnify and hold harmless Seller against any and all liability relating to, Purchaser's TIC's and to the extent of the credit received at Closing with respect
     thereto,  Seller's  TIC's.    For  purposes  hereof,
     "Tenant
     Inducement Costs" shall mean any out of pocket payments required under a Lease to be paid by the Landlord thereunder to or for the benefits of the tenant thereunder which is in the nature of a tenant inducement or concession, including without limitation, tenant improvement costs, design, refurbishment and other work allowances, lease buy out costs, moving allowances and free rent periods. This paragraph shall survive Closing.


     5.7 Tenant's Work; Mechanics Liens. Work performed or to be performed by and on behalf of a tenant or subtenant in  the  Property  under the  Leases  shall  not  be
     Seller's
     responsibility.      Accordingly,     notices     of
     commencement of
     work    to   be   performed   by   contractors    or
     subcontractors
     engaged by such tenants or subtenants shall not
     constitute   objections  to  title.    Additionally,
     mechanic's
     liens   filed   against  the  Property   shall   not
     constitute
     objections to title (a) if said mechanic's liens are for work performed by or on behalf of any such tenant or subtenant as long as the Lease is not terminated and Seller has taken steps to cause the tenant, or to cause the tenant to cause its subtenant, to remove the lien
     (provided the Title Company is willing to insure title to the Property against enforcement of the lien); or
     (b) if
     said mechanic's liens are filed for work performed for any other reason and Seller posts a bond or gives other assurances to the Title Company so as to enable the Title
     Company to insure title to the Property against enforcement of the lien.

     5.8  Security Deposit.  After the Close of Escrow,
     Purchaser shall provide any notice to the tenants under the Leases concerning the consummation of this transaction and any security deposit as may be required by applicable law.

     5.9 Personal Property Tax. Purchaser hereby agrees to indemnify and hold Seller harmless against any liability incurred by Seller because of non-payment of any tax which may be imposed by any governmental agency upon the sale of any items of Personal Property.
     This
     Section 5.9 shall survive the Closing.

                                 ARTICLE 6

              ACKNOWLEDGMENTS, REPRESENTATIONS AND WARRANTIES


     6.1  Representations and Warranties of Purchaser.
     Purchaser represents and warrants as follows, and if
     Purchaser  assigns its rights and obligations  under
     this
     Agreement   pursuant  to  Article  11,   Purchaser's
     assignee
     will be deemed to represent and warrant as follows, as the case may be, which representations shall be true and correct at the Close of Escrow and survive the Close of
     Escrow:

     6.1.1     Organization. Purchaser is a corporation,
     duly   organized,  validly  existing  and  in   good
     standing
     under the laws of California with full power to enter into this Agreement.

     6.1.2     Authority. The execution and delivery of
     this Agreement has been duly authorized and approved
     by
     all requisite action and the consummation of the
     transaction   contemplated  hereby  will   be   duly
     authorized
     and  approved by all requisite action of  Purchaser,
     and no
     other   authorization  or  approvals,   whether   of
     governmental
     bodies or otherwise, will be necessary in order to enable
     Purchaser to enter into or comply with the terms of this
     Agreement.

     6.1.3     Binding Effect of Documents.  This Agreement
     and the other documents to be executed by Purchaser
     hereunder, upon execution and delivery thereof by
     Purchaser,  will  have  been duly  entered  into  by
     Purchaser,
     and   will  constitute  legal,  valid  and   binding
     obligations
     of Purchaser. Neither this Agreement nor anything provided to be done under this Agreement violates or shall violate any contract, document, understanding, agreement or instrument to which Purchaser is a party or by which it is bound.

     6.2  AS IS.  Except as specifically set forth in
     this  Agreement, the sale of the Property  hereunder
     is and
     will be made on an "AS IS" BASIS, IN ITS PRESENT
     CONDITION, WITH ALL FAULTS, IF ANY, AND EXCEPT AS
     EXPRESSLY SET FORTH HEREIN, WITHOUT ANY WARRANTY  OF
     ANY  KIND  OR NATURE, EXPRESS, IMPLIED OR OTHERWISE.
     Purchaser
     acknowledges that Purchaser will examine, review and
     inspect  all  matters which in Purchaser's  judgment
     bear upon the Property and its value and suitability
     for
     Purchaser's   purposes.   Except   as   to   matters
     specifically
     set  forth in this Agreement, Purchaser will acquire
     the
     Property solely on the basis of its own physical and
     financial  examinations,  reviews  and  inspections.
     Except
     as expressly set forth in this Agreement, Purchaser
     acknowledges  that  neither  Seller  nor  anyone  on
     behalf of
     Seller has made any representations, statements or
     warranties  regarding  the Property,  including  the
     physical
     condition  of  the  Property, the  location  of  the
     Property
     in  any  Natural Hazards Area, the value, nature  or
     quality
     of the Property, the soil, water or geology relating
     to
     the  Property,  any income to be  derived  from  the
     Property,
     the  suitability of the Property for any  activities
     or
     uses which Purchaser may wish to conduct, compliance
     of
     the Property with any law, ordinance, rule, or
     regulation,  or  the  status  of  any   permits   or
     approvals
     relating  to  or  required in  connection  with  the
     Property
     or any other matters.  Except as expressly set forth
     in
     this Agreement, to the extent Seller has made or  in
     the
     future makes any information regarding any aspect of
     the
     Property  available  to  Purchaser,  including   the
     Property
     Documents   and   the   Natural  Hazard   Disclosure
     Statement,
     Seller has done or will be doing so only as an
     accommodation  to Purchaser.  Seller has  not  made,
     and is
     not making, and shall not make any representation or
     warranty of any nature concerning the accuracy or
     completeness of Seller's files or concerning the
     authenticity,  source, accuracy or  completeness  of
     any
     information contained in them or furnished or to be
     furnished to Purchaser.  No latent or other defect
     affecting  the Property in any way, whether  or  not
     known
     by    Purchaser   or   discoverable   or   hereafter
     discovered,
     shall   after   the  Due  Diligence  Period   affect
     Purchaser's
     right to obtain a refund of Purchaser's Deposit or its obligation to purchase the Property, nor shall give rise to any right of damages, recision or otherwise against
     Seller.

     6.2.1     Representations and warranties of
     Seller.   Seller hereby represents and warrants
     the
     following to Purchaser:

     (a)  Tenant Leases.  The Leases are the only
     leases demising space at the Property in effect
     as
     of the date hereof.  To the best of Seller's
     knowledge, neither the landlord nor the tenants
     under  the  Leases are currently in default  in
     any
     material respect under the terms of the Leases.
     There  are  no  leasing  commissions  due   and
     payable
     (whether before or after the Closing Date) arising from, related to, or in connection with the existing term of the Leases. Other than the Leases, there are no leases, licenses or other agreements providing any party a right of occupancy of the Property.


     (b)  Contracts. To the best of Seller's knowledge:
     Exhibit F sets forth a true, correct and complete list of all the Contracts in effect at the Property and (2) neither party to any of such agreements is currently in default in any material respect under the terms thereof.

     (c) Organization. Seller is a corporation, duly organized, validly existing and in good standing under the laws of California with full power to enter into this
     Agreement.

     (d)  Authority.  At Closing, the transaction
     contemplated   hereunder   will   have   been   duly
     authorized
     and approved by all requisite action of Seller.
     Other than the authorization contemplated in
     section 12.16, no other authorization or approvals, whether of governmental bodies or otherwise, will be necessary in order to enable
     Seller to comply with the terms of this Agreement.

     (e) Binding Effect of Documents. This Agreement and the other documents to be executed by Seller hereunder, upon execution and delivery thereof by Seller, will have been duly entered into by Seller, and will constitute legal, valid and binding obligations of Seller.
     Neither this Agreement nor anything provided to be done under this Agreement violates or shall violate any contract, document, understanding, agreement or instrument to which Seller is a party or by which it is bound.

     (f) Litigation. To the best of Seller's knowledge, there is no action, suit or litigation pending against the Property.

     (g)  Condemnation.  To the best of Seller's
     knowledge, there are no condemnation proceedings pending or threatened against the Property or any portion thereof.


Reference to "Seller's Knowledge" shall be deemed to mean the actual, present, conscious knowledge of Mario Mirabelli as to a fact at the time given without investigation or inquiry.


     6.3  Seller Release from Liability.  Without
     limiting Seller's representations
     hereunder, Purchaser and anyone claiming by, through or under Purchaser hereby waives its right to recover from and fully and irrevocably releases Seller and Seller's employees, officers, directors, representatives, agents, servants, attorneys, affiliates, parents, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations in its behalf
     ("Released Parties") from any and
     all claims, responsibility and/or liability that it may now have or hereafter acquire against any of the Released Parties for any and all costs, losses, claims, liabilities, damages, expenses, demands, debts, controversies, claims, actions or causes of actions (collectively "Claims") arising from or related to: (i) the condition
     (including any construction defects,
      errors, omissions or other conditions,
     latent or otherwise, and the presence in the soil, air, structures and surface and subsurface waters of materials or substances that have been or may in the future be deemed to be Hazardous
     Materials or otherwise toxic, hazardous, undesirable or subject to regulation and that may need to be specifically treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines), valuation, salability or utility of the Property or its suitability for any purposes whatsoever, and (ii) any information furnished by the Released
     Parties in connection with this Agreement.
     Without limiting Seller's representations hereunder, this release expressly includes claims of which Purchaser is presently unaware or which Purchaser does not presently suspect to exist which, if known by Purchaser, would materially affect Purchaser's release to Seller.
     Purchaser expressly waives any of its rights granted under California Civil Code
     Section 1542, which provides as follows:


     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
     WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO
     EXIST IN HIS FAVOR AT THE TIME OF
     EXECUTING THE RELEASE, WHICH IF KNOWN BY
     HIM MUST HAVE MATERIALLY AFFECTED HIS
     SETTLEMENT WITH THE DEBTOR.

Without limiting Seller's representations hereunder,
to  the  extent  permitted by law, Purchaser  hereby
agrees,   represents  and  warrants  that  Purchaser
realizes  and acknowledges that factual matters  now
unknown  to it may have given or may hereafter  give
rise   to   Claims  which  are  presently   unknown,
unanticipated and unsuspected, and Purchaser further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of the realization and that Purchaser nevertheless hereby intends to release, discharge and acquit the Released Parties from any and all Claims.

     6.4  Purchaser's Waiver of Objections.  Purchaser
     acknowledges that as of the Closing Date,
     Purchaser will have inspected the Property
      and observed its physical characteristics
     and   conditions   and  will   have   had   the
     opportunity
     to conduct such investigations and studies
     on or over the Property and adjacent areas
     as it deems necessary and hereby waives any
     and all objections to or complaints regarding
     the Property and its condition, including,
     but not limited to, federal, state or
     common law-based actions and any private
     right of action under state and federal law
     to which the Property is or may be
     subject, including, but not limited to,
     CERCLA, RCRA, physical characteristics and
     existing conditions including, without
     limitation, structural and geological
     conditions, subsurface soil and water
     conditions, and solid and hazardous
     waste and Hazardous Materials on, under,
     adjacent   to   or  otherwise   affecting   the
     Property.
      Purchaser further assumes the risk of
     changes in applicable laws and regulations
     relating to past, present and future
     environmental conditions on the Property
     and the risk that adverse physical
     characteristics and conditions, including,
     without limitation, the presence of
     Hazardous Materials or other contaminants,
     may    not   have   been   revealed   by    its
     investigation.

     Seller and Purchaser have agreed upon the Purchase Price relating to the Property and other provisions of this Agreement in contemplation and consideration of
     Purchaser's agreeing to the provisions
     of Sections 6.3 through 6.4 hereof.


                                 ARTICLE 7

                 DELIVERIES TO ESCROW; THE CLOSE OF ESCROW


7.1 Seller's Deliveries to Escrow. Seller shall deliver the following instruments to Escrow
     Agent at least one (1) Business Day prior to the Closing Date:

7.1.1     Grant Deed.  A grant deed in the form attached hereto as Exhibit
      G ("Grant Deed") conveying the Real Property to Purchaser, executed and acknowledged by Seller.

7.1.2 Assignment and Assumption Agreement. Two (2) originals of the Assignment and Assumption Agreement, duly executed by Seller, in the form attached hereto as Exhibit B, pursuant to which Seller shall assign to Purchaser all of Seller's right, title and interest in, under and to the Leases, the Contracts (other than the Management and Leasing Agreement(s) for the Property) and Intangible Property.

7.1.3     Bill of Sale.  Bill of Sale ("Bill of
Sale"), duly executed by Seller, in the
form attached hereto as Exhibit H, conveying all of Seller's right, title and interest in and to the Personal Property.

7.1.4 FIRPTA Affidavit. A Certificate of Non-Foreign Status certifying that Seller is a non-foreign person.

7.1.5     Leases.  An original of the Leases.

7.1.6     Security Deposits.  With respect to the
 Leases, any security deposits held by Seller pursuant to the Leases that Seller holds on behalf of the tenant or, at the option of Seller, Purchaser shall be entitled to a credit against the Purchase Price.

7.1.7 Certificate of Incumbency and Good Standing. A Certificate of Seller's secretary or assistant secretary certifying as to the incumbency of the signatory or signatories authorized to execute the instruments signed by Seller and delivered to Escrow, and a certificate of good standing of Seller.

7.1.8 Seller Certificate.Seller shall deliver a certificate in favor of Purchaser updating its representations and warranties contained in this Agreement effective as of the Closing Date (and noting any changes thereto).

7.1.9 Termination of Management/Leasing Agreement. Evidence of the termination of the property management agreement and leasing agreement for the Property, to the extent applicable.



7.2 Seller's Deliveries Outside of Escrow. Upon Close of Escrow, Seller shall deliver to Purchaser outside of Escrow the following:

7.2.1 Other Documents. All plans and specifications relating to the Real Property in the possession of Seller, all building permits and certificates of occupancy for the Real Property to the extent in Seller's possession or reasonable control, and all instruction manuals, procedure manuals, manufacturers' warranties and similar materials in Seller's possession or reasonable control which relate to the Property.

7.3 Purchaser's Deliveries. Purchaser shall deliver the following funds and instruments to Escrow Agent at least one (1) Business Day prior to the Closing Date:

7.3.1     Funds.  The balance of the Purchase Price;

7.3.2 Proration, Fees and Costs. The amount, if any, required of Purchaser under Article 8 entitled "Proration, Fees and Costs"; and

7.3.3 Documents. Two (2) counterpart originals of the Assignment and Assumption Agreement.

7.3.4 Purchaser's Certificate.Purchaser shall deliver a certificate in favor of Seller updating its representations and warranties contained in this Agreement effective as of the Closing Date (and noting any changes thereto).


7.4  Close of Escrow.  Escrow Agent shall close the Escrow on the Closing
     Date by (i) recording the Grant Deed in the Office of the County Recorder for the County in which the Property is located and (ii) delivering funds and documents as set forth in Article 9 entitled "Recordation and Distribution of Funds and Documents" WHEN AND ONLY WHEN each of the conditions set forth below has been satisfied:

7.4.1 Funds and Instruments. All funds and instruments required pursuant to Sections 7.1 and 7.3 have been delivered to Escrow Agent.

7.4.2     Satisfaction of Conditions Precedent.
Each of the conditions precedent set forth in
Article 4 have been satisfied or waived as provided for in Article 4.

                                 ARTICLE 8

                         PRORATION, FEES AND COSTS


8.1 Prorations. Escrow Agent will prorate between the parties, to the Close of Escrow, the following items:


(a) Rents under the Leases shall be prorated as of 12:00 a.m. on the Close of Escrow, in accordance with Section 5.5 hereof.

(b) Any security deposit held by Seller shall at Seller's election be credited to Purchaser or delivered to Purchaser in accordance with Section
   7.1.6 hereof.

(c) Any amounts prepaid or payable by the owner of the Property under the Contracts.

8.1.1     Procedure for Proration.  At least one
  Business Day prior to the Close of Escrow, the parties shall agree upon all of the prorations to be made and submit a statement to Escrow
  Agent setting forth the same. In the event that any prorations, apportionments or computations made under this Section 8.1 shall require final adjustment, then the parties shall make the appropriate adjustments promptly when accurate information becomes available and either party hereto shall be entitled to an adjustment to correct the same. Any corrected adjustment or proration shall be paid in Cash to the party entitled thereto.

8.2 Calendar Month. All prorations and/or adjustments called for in this Agreement are to be made on the basis of the actual number of days in the month in which the Closing occurs.

8.3 Fees and Costs. Seller shall pay (a) Seller's legal fees; (b) any proration or apportionment payable by Seller under this Article 8, (c) expenses that Seller might incur in connection with Seller's obligation or written election to cure any title defects, (d) 50% of all costs and expenses of escrow, (e) all state and local documentary and other transfer taxes and (f) the premium applicable to a standard base ALTA policy of owner's title insurance, not to exceed .45/$1000 of the Purchase Price. Purchaser shall pay (a) 50% of all costs and expenses of escrow, (b) title premiums in excess of Owner's obligation above, (c) any title fees and expenses not relating to premiums for title insurance, (d) survey costs and expenses, (e) recording fees, (f) Purchaser's legal fees and (g) the cost of its due diligence. All other closing costs not specifically allocated herein shall be paid by the parties as is customary in the county in which the Property is located.

                                 ARTICLE 9

            RECORDATION AND DISTRIBUTION OF FUNDS AND DOCUMENTS

9.1 Recorded Documents. Escrow Agent shall cause the County Recorder of the county in which the Property is located to mail the Grant Deed after recordation to the grantee.

9.2 Unrecorded Documents. Escrow Agent shall, at the Close of the Escrow, deliver by certified mail, overnight courier or United States mail (or will hold for personal pickup, if requested) (i) one (1) original to Purchaser and one (1) original to Seller of each of the Assignment and Assumption of Leases and the Assignment of Contracts and (ii) the originals of the Bill of Sale to Purchaser.

9.3 Payment of Funds at Close of Escrow. Escrow Agent shall deliver, at the Close of Escrow, (i) to Seller, or order by wire the balance of the Purchase Price; and (ii) to Purchaser, any excess funds delivered to Escrow Holder by Purchaser to which Purchaser is entitled. Seller's wiring instructions are attached hereto as Exhibit I.

9.4 Conformed Copies. Escrow Agent shall, at the Close of Escrow, deliver to Seller and Purchaser a copy of the Grant Deed (conformed to show recording date) and conformed copies of each document recorded to place title in the condition required by this Agreement.

                                ARTICLE 10

                                 REMEDIES

10.1 Seller's Remedies.

10.1.1    LIQUIDATED DAMAGES.  IF ESCROW FAILS TO CLOSE
SOLELY BY REASON OF PURCHASER'S DEFAULT UNDER THIS
AGREEMENT, SELLER WILL BE DAMAGED AND WILL BE
ENTITLED TO COMPENSATION FOR THOSE DAMAGES.  SUCH
DAMAGES WILL, HOWEVER, BE EXTREMELY DIFFICULT AND
IMPRACTICAL TO ASCERTAIN FOR THE FOLLOWING REASONS:
THE DAMAGES TO WHICH SELLER WOULD BE ENTITLED IN
A COURT OF LAW WILL BE BASED IN PART ON THE
DIFFERENCE BETWEEN THE ACTUAL VALUE OF THE PROPERTY
AT THE TIME SET FOR THE CLOSE OF ESCROW AND THE
PURCHASE PRICE FOR THE PROPERTY AS SET FORTH IN THIS
AGREEMENT; (B) PROOF OF THE AMOUNT OF SUCH DAMAGES
WILL BE BASED ON OPINIONS OF VALUE OF THE PROPERTY,
WHICH CAN VARY IN SIGNIFICANT AMOUNTS; AND (C) IT IS
IMPOSSIBLE TO PREDICT AS OF THE DATE ON WHICH THIS
AGREEMENT IS MADE WHETHER THE VALUE OF THE PROPERTY
WILL INCREASE OR DECREASE AS OF THE DATE SET FOR THE
CLOSING.  PURCHASER DESIRES TO LIMIT THE AMOUNT OF
DAMAGES FOR WHICH PURCHASER MIGHT BE LIABLE SHOULD
PURCHASER BREACH THIS AGREEMENT.  PURCHASER AND
SELLER WISH TO AVOID THE COSTS AND LENGTHY DELAYS
WHICH WOULD RESULT IF SELLER FILED A LAWSUIT TO
COLLECT ITS DAMAGES FOR A BREACH OF THIS AGREEMENT.

THEREFORE, IF ESCROW FAILS TO CLOSE ON THE PROPERTY,
AS DESCRIBED ABOVE, THE SUM REPRESENTED BY
PURCHASER'S DEPOSIT SHALL BE DEEMED TO CONSTITUTE A
REASONABLE ESTIMATE OF SELLER'S DAMAGES UNDER THE
PROVISIONS OF SECTION 1671 OF THE CALIFORNIA CIVIL
CODE AND SELLER'S SOLE AND EXCLUSIVE REMEDY IN THE
EVENT OF THE FAILURE TO CLOSE ESCROW RESULTING FROM
PURCHASER'S DEFAULT SHALL BE LIMITED TO SUCH AMOUNT,
PROVIDED, HOWEVER, THAT THE PARTIES AGREE THAT, IN NO
EVENT SHALL THIS LIQUIDATED DAMAGES PROVISION APPLY
TO ANY BREACH OF PURCHASER'S OBLIGATIONS UNDER
SECTIONS 5.2.2 OR 12.8 OF THIS AGREEMENT AND ANY
OTHER INDEMNITY PROVISIONS OF THIS AGREEMENT.   IN
CONSIDERATION OF THE PAYMENT OF LIQUIDATED DAMAGES,
SELLER WILL BE DEEMED TO HAVE WAIVED ALL OTHER CLAIMS
FOR DAMAGES OR RELIEF AT LAW OR IN EQUITY INCLUDING
ANY RIGHTS SELLER MAY HAVE PURSUANT TO SECTION 1680
OR SECTION 3389 OF THE CALIFORNIA CIVIL CODE RELATING
TO PURCHASER'S DEFAULT RESULTING IN ESCROW NOT
CLOSING AS PROVIDED UNDER THIS AGREEMENT.  BY
INITIALING THIS PROVISION IN THE SPACES BELOW, SELLER
AND PURCHASER EACH SPECIFICALLY AFFIRM THEIR
RESPECTIVE AGREEMENTS CONTAINED IN THIS SECTION AND
AGREE THAT SUCH SUM IS A REASONABLE SUM CONSIDERING
THE CIRCUMSTANCES AS THEY EXIST ON THE DATE OF THIS
AGREEMENT.

__________________________________
___________________________
PURCHASER'S INITIALS               SELLER'S INITIALS


10.2 Purchaser's  Remedies.  If Seller  defaults  in  the
     performance  of any of its obligations  pursuant  to
     this  Agreement  and the Close  of  Escrow  for  the
     Property   fails   to  occur  by   reason   thereof,
     Purchaser's  sole  remedy shall be  either:  (i)  to
     terminate   this   Agreement   (except   for   those
     provisions  that  expressly survive termination)  by
     written notice delivered to Seller and Escrow  Agent
     and  to  recover  Purchaser's Deposit,  or  (ii)  to
     immediately  commence  and diligently  prosecute  an
     action for specific performance. In the event  of  a
     Seller  default,  Purchaser  will  have  no  further
     rights   or  remedies  against  Seller  or  Seller's
     affiliates,  agents, employees,  representatives  or
     trustees   in   connection  with   the   transaction
     contemplated by this Agreement, and Purchaser  shall
     not be entitled (i) to prepare, file or record a lis
     pendens  against the Property, or (ii) to  award  of
     any damages.  Purchaser acknowledges that a material
     inducement to Seller's decision to sell the Property
     to  Purchaser is the agreement of Purchaser  not  to
     impede  or interfere with a subsequent sale  of  the
     Property,  and  that Seller will be damaged  in  the
     event   Purchaser   fails   to   comply   with   the
     requirements of this Section.

____________________________       ______________________
PURCHASER'S INITIALS                    SELLER'S INITIALS


                                ARTICLE 11

                                ASSIGNMENT


Purchaser may not assign its rights or obligations  under
this  Agreement without Seller's consent,  which  consent
may be withheld in Seller's reasonable discretion and  so
long  as Purchaser gives Seller prior written notice  and
the assignee assumes Purchaser's obligations hereunder in
an  assignment and assumption agreement in favor  of  and
reasonably   acceptable  to  Seller.   Said  notice   and
assignment and assumption agreement shall be received  by
Seller  at least five (5) business days before the  Close
of  Escrow.   No such assignment shall release  Purchaser
from any of its obligations under this Agreement.


                                ARTICLE 12

                            GENERAL PROVISIONS


12.1 Damage or Destruction; Eminent Domain.

12.1.1 Termination Upon Damage. In the event a casualty occurs at the Property which results in damage to the Improvements in excess of $1,000,000, then Purchaser may terminate this Agreement without further liability hereunder (except for those provisions that expressly survive termination) and recover the Deposit.

12.1.2 Closing Upon Damage or Taking. If any other casualty occurs, or if any public or quasi-public authority under the power of eminent domain commences, gives notice of commencement, or completes a taking of all or any portion of the Property ("Taking"), or if the Purchaser does not elect to terminate this Agreement following any such casualty, then the Close of Escrow shall take place without any reduction of Purchase Price, Purchaser shall be entitled to any and all insurance proceeds relating to such casualty and to compensation for any Taking, as the case may be, whether received before or after Close of Escrow, and Seller shall credit to Purchaser any applicable insurance deductible against the Purchase Price and shall assign all rights to insurance or condemnation proceeds upon the Close of Escrow.

12.2 Survival. All obligations required to be performed at a time or times after the Close of Escrow shall survive the Close of Escrow. Other than said post-Closing obligations, if any, and any other obligation or agreement that expressly survives Closing pursuant to the terms hereof, the acceptance of the Grant Deed by Purchaser, as evidenced by the Close of Escrow, shall be deemed to be full performance and discharge of every agreement and obligation on the part of Seller under this Agreement.

12.3 Construction of Agreement. The agreements contained herein shall not be construed in favor of or against either party, but shall be construed as if both parties prepared this Agreement. The captions used herein are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions hereof.

12.4 Counterparts. This Agreement may be executed in counterparts, each of which, when taken together shall constitute fully executed originals.

12.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and all prior and contemporaneous agreements, representations, negotiations and understandings of the parties hereto, oral or written, are hereby superseded and merged herein. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

12.6 Exhibits. All Exhibits attached hereto are incorporated herein by reference.

12.7 Governing Law. This Agreement and the documents in the forms attached as exhibits hereto shall be governed by and construed under the internal laws of California.

12.8 Real Estate Brokerage Commissions. Seller agrees to pay any and all real estate brokerage commissions payable to CB Richard Ellis, Inc. (the "Broker") pursuant to a separate agreement. Each party hereby indemnifies, protects, defends (with legal counsel reasonably acceptable to the other party) and holds the other party free and harmless from and against any and all claims, actions, expenses, costs and liabilities arising from or relating to any claim by any broker, agent, finder or other person other than the Broker, licensed or otherwise, claiming through, under or by reason of the conduct of such party in connection with this transaction, including, without limitation, attorneys' fees and costs incurred in connection therewith or to enforce this indemnity agreement.

12.9 Notice and Payments. Any notice to be given or other document to be delivered by any party to the other or others hereunder, may be: (a) delivered in person to an officer of any party, (b) deposited in the United States mail, duly certified or registered, return receipt requested, with postage prepaid, (c) sent by a nationally recognized overnight delivery service that provides evidence of the date of delivery, with all charges prepaid, or (d) transmitted by facsimile (provided that the original shall be simultaneously delivered by one of the other methods permitted herein), as follows:

To Seller:                       Teachers  Insurance  and
                              Annuity
Association of America
730 Third Avenue - 7th Floor
New York, New York 10017
Attn: Mario Mirabelli
Fax: 212-907-2465

with a copy to:  Teachers Insurance and Annuity
Association of America
730 Third Avenue - 9th Floor
New York, New York 10017
Attn: Oscar A. Zamora, Esq.
Fax: 212-916-4235

To Purchaser:  Bedford Property Investors, Inc.
               270 Lafayette Circle
               Lafayette, CA 94549
               Attn: Steve Silla
               Fax: 925-283-8480

With a copy to:  Bedford Property Investors, Inc.
               270 Lafayette Circle
               Lafayette, CA 94549
               Attn: Rod Diehl
               Fax: 925-283-0896

And a copy to:  Bedford Property Investors, Inc.
               270 Lafayette Circle
               Lafayette, CA 94549
               Attn: Dennis Klimmek
               Fax: 925-283-8480

To Escrow Agent:  First American Title Insurance Company
                    1850 Mt. Diablo Blvd., Suite 300
                    Walnut Creek, CA 94596
                    Attn: Pam Nicolini
                    Fax: 925-927-2180

Any party hereto may from time to time, by written notice
to  the other, designate a different address which  shall
be  substituted  for  the  one above  specified.   Unless
otherwise specifically provided for herein, all  notices,
demands or other communications given hereunder shall  be
in  writing  and shall be deemed to have been duly  given
and  received (i) upon personal delivery, or (ii)  as  of
the  third  Business Day after mailing by  United  States
registered  or certified mail, return receipt  requested,
postage  prepaid,  addressed  as  set  forth  above,   or
(iii)  the  immediately  succeeding  Business  Day  after
deposit  with a nationally recognized overnight  delivery
service  that provides evidence of the date of  delivery,
with  all  charges prepaid, or (iv) if by  facsimile,  as
confirmed   by  the  telecopier  electronic  confirmation
receipt..   The  addition of any  entity  to  the  notice
provisions of this Agreement shall not give such entity any right or interest in this Agreement to demand the performance of any obligation or duty imposed on any party hereto.

12.10 Remedies Cumulative. Except as set forth herein, all rights and remedies of Purchaser and Seller contained in this Agreement shall be construed and held to be cumulative.

12.11 Severability. If any portion of this Agreement shall become or be held to be illegal, null or void or against public policy, for any reason, the remaining portions of this Agreement shall not be affected thereby and shall remain in force and effect to the fullest extent permissible by law.

12.12     Successors and Assigns.  Subject to the
limitations set forth elsewhere in this Agreement, each and all of the covenants and conditions of this Agreement shall inure to the benefit of and shall be binding upon the successors-in-interest, assigns, and representatives of the parties hereto.
As used in the foregoing, "successors" shall refer to the parties' interest in the Property and to the successors to all or substantially all of their assets and to their successors by merger or consolidation.

12.13     No Partnership or Joint Venture.  Seller or
Purchaser shall not, by virtue of this Agreement, in any way or for any reason be deemed to have become a partner of the other in the conduct of its business or otherwise, or a joint venturer. In addition, by virtue of this Agreement there shall not be deemed to have occurred a merger of any joint enterprise between Purchaser and Seller.

12.14 Waiver. No waiver by Purchaser or Seller of a breach of any of the terms, covenants or conditions of this Agreement by the other party shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained.
No waiver of any default by Purchaser or Seller hereunder shall be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect a default other than as specified in such waiver. The consent or approval by Purchaser or Seller to or of any act by the other party requiring the consent or approval of the first party shall not be deemed to waive or render unnecessary such party's consent or approval to or of any subsequent similar acts by the other party.

12.15 Recordation; No Cloud on Title. Purchaser shall not record this Agreement, any memorandum of this Agreement, any assignment of this Agreement or any other document which would or might cause a cloud on the title to the Property or any portion thereof.

12.16 Seller's Authority. Seller has not received internal corporate authority for the consummation of the transaction contemplated by this Agreement, and Seller does not give Purchaser any assurances or make any representations with respect to whether or not such approval will be obtained. Seller's obligation to proceed with the transaction contemplated by this Agreement is subject to internal corporate authority. Seller shall advise
Purchaser on or before the expiration of the Due
Diligence Period, whether or not it has obtained internal corporate authority for the consummation of the transactions contemplated by this Agreement.
In the event Seller does not receive internal corporate authority as contemplated above, (i)
Purchaser shall have the right to terminate this Agreement and receive the return of the Deposit and Seller shall pay to Purchaser $75,000.00 in liquidated damages; items (i) and (ii) constituting Purchaser sole and exclusive remedy as a result of Seller's failure to obtain internal corporate authority.


IN   WITNESS   WHEREOF,  the  parties   have   executed   this
Agreement as of the date first above-written.



PURCHASER:

BEDFORD PROPERTY INVESTORS, INC.

By: _/s/ Stephen M. Silla_______
Name: Stephen M. Silla
Title: Sr. Vice President




TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA,
a New York corporation

By:__/s/ James P. Garofalo_________
Name:__James P. Garofalo______
Title:___Assistant Secretary_________


                             CONSENT OF ESCROW AGENT


      The undersigned Escrow Agent hereby agrees to (i) accept the foregoing Agreement, (ii) be Escrow Agent under said
Agreement and (iii) be bound by said Agreement in the performance of its duties as Escrow Agent; provided, however, the undersigned shall have no obligations, liability or responsibility under (x) this Consent or otherwise unless and until said Agreement, fully signed by the parties, has been delivered to the undersigned or (y) any amendment to said Agreement unless and until the same shall be accepted by the undersigned in writing.


Dated: July 30, 2002 (the "Opening of the Escrow")


                               /s/Pamela Nicolini


                               By:__Pamela Nicolini_____
                               Its:_Sr. Comm Esc. Officer_